Exhibit 10.96

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS.  ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

DIAMOND SHAMROCK REFINING COMPANY, L.P,

CRUDE OIL PURCHASE CONTRACT

DSRCLP Contract No. 01-0838

Seller’s Contract No. (please provide)

The following contains the complete Agreement by and between W.O. Operating Company, herein called “Seller”, and Diamond Shamrock Refining Company, L.P., herein called “Buyer”, covering the sale and delivery by Seller and the purchase and receipt by Buyer of the hereinafter specified crude oil contingent upon the following Special Terms and Conditions:

SELLER:	W.O. OPERATING COMPANY
ATTN: MR. MILES O’LOUGLIN
P.O. BOX 960, HWY 152 WEST
PAMPA, TEXAS 79066-0960

BUYER:	DIAMOND SHAMROCK REFINING COMPANY, L.P, 6000 NORTH LOOP 1604 WEST
SAN ANTONIO, TEXAS 78249-1112

TERMS:

This Agreement shall remain in effect for an initial term commencing on May 1, 2001 through October 31, 2001, and continuing thereafter on a month to month basis unless and until cancelled by either party giving the other thirty (30) days advance written notice of cancellation.

TYPE OF OIL:

Domestic Sweet Crude Oil and/or Condensate.

QUANTITY:

Equal to the production from the leases listed on the attached Exhibit “A”.

DELIVERY:

Delivery shall take place and title shall pass from Seller to Buyer when the crude oil passes the outlet flange of Seller’s lease facility to the receiving equipment of Buyer or Buyer’s designated agent.

PRICE:

Diamond Shamrock’s posted price for West Texas Intermediate Crude Oil, deemed 40 degrees API Gravity, in effect during the month of delivery (EDQ), *****(1) per barrel.

PAYMENT:

Per Diamond Shamrock Refining and Marketing Company Division Order.

(1) THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS.  ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

GENERAL PROVISIONS

MEASUREMENTS AND TESTS:

Quantities of crude oil delivered hereunder shall be determined from tank gauges on 100% tank table basis or by the use of mutually acceptable automatic measuring equipment, or by such other method of measurement as the Parties may mutually agree.  Volume and gravity of said quantities shall be corrected for temperature to 60 degrees Fahrenheit in accordance with the latest A.S.T.M.I.P. Petroleum Measurement Tables.  The crude oil delivered hereunder shall be merchantable and acceptable to the carriers involved, but not to exceed 2% BS&W.  Full deduction shall be made for all BS&W content as determined by tests conducted according to the latest A.S.T.M. standard method then in effect.  Gauges, tests for quality, and measurements shall be made at regular intervals by Seller or its designated representative in accordance with recognized procedures.  Buyer shall have the right to have a representative present to witness all gauges, tests and measurements.

WARRANTY:

Seller warrants title to the crude oil sold and delivered hereunder free and clear of all royalties; applicable federal, state and local taxes; liens and encumbrances.  Seller further warrants that the crude oil delivered shall not be contaminated by chemicals foreign to virgin crude and/or condensate including, but not limited to, chlorinated and/or oxygenated hydrocarbons and lead.  Buyer shall have the right, without prejudice, to any other remedy available to Buyer, to reject and return to Seller any quantities of crude oil which are found to be so contaminated, even after delivery to Buyer.

FORCE MAJEURE:

Neither Party shall be liable to the other for failure or delay in making or accepting deliveries of crude oil hereunder to the extent that such failure or delay is due to the following: compliance with acts, orders, regulations, or requests of any federal, state or local civilian or military authority, or any person purporting to act thereof riot; strike or labor difficulty; act of God or the elements; disruption or breakdown of production or transportation facilities; or, any other cause or causes, whether or not of the same class or kind, reasonably beyond the control of such Party.  The obligations of such Party claiming a “force majeure” cause or causes hereunder shall, insofar as they are affected by any such “force majeure” cause or causes, be excused during the continuance of any inability so caused, but for no longer period, and the term of this contract shall not be extended thereby, but the quantities set forth herein shall be adjusted accordingly.

WAIVER CLAUSE:

No waiver by either party of any breach of any of the covenants or conditions herein contained and to be performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition thereof.

RULES AND REGULATIONS:

All terms and provisions of this contract shall be subject to applicable laws, rules, regulations, orders and ordinances of all governmental authorities having jurisdiction.  This contract is subject to Executive Order 11246, as amended, and the Equal Employment Opportunity Clause contained therein.

PAYMENT:

Except as otherwise provided herein, payments under this contract shall be due on or before the twentieth (20th) day of the month following the month of delivery, and shall be made to Seller by check at its address set forth under the Special Terms and Conditions hereof, or in such other manner as the parties may mutually agree in advance.

TITLE AND RISK OF LOSS:

Title and risk of loss to all crude oil sold hereunder will pass to Buyer as the crude oil passes from equipment owned or controlled by Seller or its designated representative into equipment owned or controlled by BUYER or its designated representative.

OFFSET:

In addition to any other rights or remedies either Party may have hereunder, a Party may at any time and from time to time offset any payment or delivery due to it from the other Party hereunder against any delivery or payment or payments due the other Party from it hereunder, or under any other agreement or contract by and between the Parties.

Said offset being made without resort to judicial process or proceedings and in accordance with generally accepted accounting procedures in effect at the time of such offset.  The exercise by such party of any right under this paragraph shall be without prejudice to any claim or right which such party may have damages, or any other right under this contract or applicable law.

ASSIGNMENTS:

Neither Party shall assign this contract without the prior written consent of the other, which consent shall not be unreasonably withheld.

EQUAL DAILY DELIVERIES:

Unless otherwise specified in this contract, all crude oil delivered hereunder during any calendar month shall be deemed to have been delivered in equal daily quantities during such month, and any price provisions based upon Seller’s or some other party’s “posted” price shall mean such party’s “posted” price in effect on the date or dates of delivery.

NECESSARY DOCUMENTS:

Upon request, Seller agrees to furnish all substantiating documents incidental to the transaction, including a Delivery Ticket for each volume delivered and an invoice for any month in which the sums are due.  A Delivery Ticket is a shipping/loading document or documents stating the type and quality of oil delivered, the volume delivered and method of measurement, the corrected specific gravity, temperature, and BS&W content.  An invoice is a statement setting forth at least the following information:  The date(s) of delivery under the transaction; the location(s) of delivery; the volume(s); prices(s); the specific gravity and gravity adjustments to the price(s) (where applicable); and the terms(s) of payment.

GOVERNING LAW:

This contract and any disputes arising thereunder shall be governed by the laws of the State of Texas.

ENTIRETY OF AGREEMENT:

The terms and provisions set forth herein contain the entire agreement between the parties, and there are no other promises, representations or warranties of any type, unless expressly set forth herein.  Any modification of this contract to be valid shall be by written instrument duly signed by the Parties hereto.  Any conflict between the Special Terms and Conditions and these General Provisions shall be resolved in favor of the Special Terms and Conditions.

This agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties hereto.

EXECUTED in duplicate this 6th day of August, 2001.

BUYER		SELLER

DIAMOND SHAMROCK		W.O. OPERATING COMPANY

By:	/s/ Les Harding	By:	/s/ Miles O’Loughlin

Title:	General Manager	Title:	Manager

EXHIBIT “A”

W.O. OPERATING COMPANY

DSRCLP #01-0838

LEASE NAME	LEGAL DESCRIPTION	COUNTY/STATE
CANADIAN-KINGSLAND (01320)	SECTION 4, BLOCK Y, M&C SURVEY	HUTCHINSON/TX
COCKRELL A (01317)	SECTION 3, BLOCK Y, M&C SURVEY	HUTCHINSON/TX
COCKRELL B (01794)	SECTION 2, BLOCK B-3, D&SE SURVEY	HUTCHINSON/TX
COCKRELL B (03661)	SECTION 2, BLOCK B-3, D&SE SURVEY	HUTCHINSON/TX
COCKRELL D (01305)	SECTION 2, BLOCK B-3, D&SE SURVEY	HUTCHINSON/TX
COCKRELL E (01317)	SECTION 3, BLOCK Y, M&C SURVEY	HUTCHINSON/TX
COCKRELL F (01307)	SECTION 1, SECTION 2, BLOCK B-3, D&SE RY. CO. SURVEY	HUTCHINSON/TX
COCKRELL F (03640)	SECTION 1 & 2, BLOCK -3, D&SE SURVEY
DRILLEX (01784)	SECTION 3, BLOCK M-21, TCRR SURVEY	HUTCHINSON/TX
KINGSLAND (01317)	SECTION 3 AND SECTION 4, BLOCK Y, MORRIS AND CUMMINGS SURVEY	HUTCHINSON/TX
KINGSLAND B (01320)	SECTION 4, BLOCK Y, M&C SURVEY	HUTCHINSON/TX
KINGSLAND C (01317)	SECTION 4, BLOCK Y, MORRIS & CUMMINGS SURVEY	HUTCHINSON/TX
MAGIC (01320)	SECTION 4, BLOCK Y, MORRIS & CUMMINGS SURVEY	HUTCHINSON/TX
SOUTHLAND B (01643)	SECTION 2, BLOCK B-3, D&SE SURVEY	HUTCHINSON/TX
SOUTHLAND B (03652)	SECTION 2, BLOCK B-3, D&SE SURVEY	HUTCHINSON/TX